Exhibit 10.60

Bonuses for Named Executive Officers Approved on January 25, 2008:

Ted W. Love, M.D., Chairman and Chief Executive Officer	$220,080
Michael D. Levy, M.D., Executive Vice President, Research and Development	$120,540
Lee Bendekgey, Senior Vice President, General Counsel and Chief Financial Officer	$121,275